EXHIBIT 23.1



The Board of Directors
Pinnacle Systems, Inc.:


         We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                   /s/ KPMG Peat Marwick LLP


Palo Alto, California
September 12, 1997